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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 to the Registration Statement of Big Flower Press Holdings, Inc. of our reports dated May 3, 1996, appearing in the Transition Report on Form 10-K of Big Flower Press Holdings, Inc. for the transition period from July 1, 1995 to December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Baltimore, Maryland
October 22, 1996